EXHIBIT-3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption "Financial Statements" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our reports dated March 13, 2006 on the financial statements and financial highlights of the LIFE INSURANCE SEPARATE ACCOUNT OF USAA LIFE INSURANCE COMPANY (comprised of the USAA Life Growth and Income, the USAA Life Aggressive Growth, the USAA Life World Growth, the USAA Life Diversified Assets, the USAA Life Income, the Vanguard Diversified Value, the Vanguard Equity Index, the Vanguard Mid-Cap Index, the Vanguard Small Company Growth, the Vanguard International, the Vanguard REIT Index, the Vanguard High Yield Bond, the Vanguard Money Market, the Fidelity VIP Contrafund(R), the Fidelity VIP Equity-Income, the Fidelity VIP Dynamic Capital Appreciation, the Scudder Capital Growth, and the Alger American Growth fund accounts) and February 17, 2006 on the consolidated financial statements of USAA Life Insurance Company and subsidiaries as of December 31, 2005 and 2004 and for the years then ended in the Post-Effective Amendment Number 11 to the Registration Statement (Form N-6 No. 33-45343).

                                             /s/ ERNST & YOUNG LLP
San Antonio, Texas
April 12, 2006